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                                                                      Exhibit E3



                                 AGREEMENT

    This Agreement is entered into as of April 30, 1996 by and among U.S.A. SKATE CO., INC., a New York corporation ("USA Skate") USA SKATE CORPORATION, a Delaware corporation ("Skate Corp."), CALIFORNIA PRO SPORTS, INC., a Delaware corporation ("California Pro"), and RICHARD AMENDOLA ("Covenantor").

    WHEREAS:

    A. Pursuant to a stock purchase agreement (the "Purchase Agreement"), dated of even date herewith among Skate Corp. as Buyer, Warren Amendola, Sr. ("Amendola"), Patricia Amendola and Three R Profit Sharing Retirement Plan (the "Corporate Sellers"), Amendola, Warren Amendola Jr., Covenantor and Russell Amendola (the "Three R Sellers"), Skate Corp. has acquired from the Corporate Sellers all of their shares of the capital Stock of USA Skate and from the Three R Sellers all of their shares of capital stock of Three R Sales, Inc. ("Three R;" the "Transaction").

    B. Prior to the consummation of the Transaction, Covenantor, through his ownership of shares of capital stock of Three R, was a significant shareholder of USA Skate, as well as a knowledgeable and valuable officer and employee of USA Skate.

    C. California Pro is a majority shareholder of Skate Corp. and is an integral party to the Transaction.

    D. A condition to USA Skate's and California Pro's obligations to consummate the Transaction is that, as incentive and consideration for Skate Corp.'s purchase of the USA Skate and Three R capital stock, Covenantor enter into this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties mutually agree as follows:

    1. NON-DISCLOSURE COVENANT. Covenantor recognizes and acknowledges that all of the information, product information, prospects and business of Skate Corp., California Pro, and USA Skate and each of their existing and future subsidiaries (collectively, the "Company") that is not generally known or available to the public or trade, and all trade secrets or other secret or confidential information relating to the Company's businesses as they exist from time to time (collectively, the "Confidential Information") are valuable, special and unique assets of the Company. Therefore, Amendola will:



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         (a)  Hold in strictest confidence and not disclose, reproduce, publish or use in any manner, without the express authorization of the appropriate Board of Directors, any Confidential Information, except as such disclosure or use may be required in connection with the services he is to provide to the Company.

         (b) Upon request and, in any event, upon termination of Covenantor's employment with the Company, Covenantor will deliver to the Company and not keep or deliver to anyone else, any and all Confidential Information including, without limitation, all notes, memoranda, documents and, in general, any and all material relating to the Company's businesses, without retaining any copies thereof.

    2.   NON-COMPETITION COVENANT.

         (a) Covenantor acknowledges that the following non-competition covenant is an important part of the consideration to Skate Corp. and California Pro resulting in Skate Corp.'s and California Pro's willingness to enter into the Purchase Agreement related to the Transaction.

         (b) For two years from the date of this Agreement or, if USA Skate terminates Covenantor's employment, one year from the date of termination, whichever is earlier, Covenantor, directly or indirectly, on his own behalf, or on behalf of any party other than USA Skate, shall not engage in, supervise or assist in, or own an interest in, any entity engaged in the manufacture, production, sale, marketing, promotion or distribution of Products (as defined below) which compete with USA Skate's business (the "Non-Competition Covenant"). The Non-Competition Covenant shall be binding upon Amendola world-wide to the extent USA Skate has had customers or has had negotiations with prospective customers in any particular territory. For purposes of this Agreement, "Products" shall mean ice skates, hockey sticks, hockey pucks, ice hockey equipment, in-line skates and accessories, snowboards, snowboard clothing and related accessories, sports bags, golf equipment and other similar types of other products currently being sold or which may be marketed by USA Skate during the term of this Agreement.

         (c) An ownership interest of not more than five percent of the outstanding stock of any publicly-traded company shall not constitute a violation of the Non-Competition Covenant.

    3. TERMINATION OF COVENANTS. Notwithstanding anything herein to the contrary, if an Event of Default (as defined in the License Agreement) shall occur under and pursuant to Sections 10.1(a) or 10.1(f) of the License Agreement dated of even date herewith, between Warren Amendola, Sr., as Licensor, and USA Skate, as Licensee, the Non-Disclosure and Non-Competition covenants shall terminate and be of no further force and effect.

                                   -2-

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    4.   REMEDIES.  Covenantor agrees that the Company shall be entitled to restraining orders or injunctions to prevent breaches of the Non-Disclosure Covenant in Section 1 and the Non-Competition Covenant contained in Section 2 and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or in equity. Covenantor further agrees that the provisions of this Section 3 may be enforced by the Company without proof that it has sustained monetary damage and that the Company shall be entitled to a temporary or permanent restraining order and temporary and permanent injunctive relief.

    5. RIGHTS OF THE COMPANY UNDER APPLICABLE LAWS. Nothing contained herein shall be construed as limiting or abridging in any manner any of the existing rights or remedies of the Company available under applicable state or federal law or in equity.

    6. SEVERABILITY. If any portion of a provision contained in this Agreement is found to be unenforceable by a court having jurisdiction, said court shall enforce the provision to the extent the enforceable portion is divisible therefrom, to provide the Company with the maximum protection consistent with purposes of this Agreement.

    7. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties (a) irrevocably consent that any legal action or proceeding brought by any of them under, arising out of or in any manner relating to this Agreement, shall be brought in the United State District Court for the Eastern District of New York (or if there is no subject matter jurisdiction, in the Supreme Court of the State of New York in and for the County of Suffolk);(b) expressly and irrevocably consent and submit to the personal jurisdiction of such court in any such action or proceeding;(c) irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to them by hand, nationally recognized overnight courier service or by certified mail, return receipt requested, delivered or addressed as set forth below; and (d) expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, FORUM NON-CONVENIENS or any similar basis.

    8. NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopy, addressed as follows:

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PARTY                               ADDRESS
- -----                               -------

The Company                         Michael S. Casazza, President
                                    California Pro Sports, Inc.
                                    8102 White Horse Road
                                    Greenville, SC  29611
                                    TEL (864) 294-5370
                                    FAX (864) 294-5235

    With copies to                  Gerald Raskin, Esq.
                                    Friedlob Sanderson Raskin
                                       Paulson & Tourtillott, LLC
                                    1400 Glenarm Pl., Suite 300
                                    Denver, Colorado  80202
                                    TEL (303) 571-1400
                                    FAX (303) 595-3970

Covenantor                          Richard Amendola
                                    7 Woodruff
                                    Huntington, NY  11743
                                    TEL (516) 547-8057

    With copies to                  Edward I. Kramer, Esq.
                                    Blau, Kramer, Wactlar &
                                      Lieberman, P.C.
                                    100 Jericho Quadrangle
                                    Jericho, New York  11753
                                    TEL (516) 822-4820
                                    FAX (516) 822-4824

    All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered five business days after deposit in any United States post office in the continental United States, postage prepaid, if mailed; when receipt is acknowledged or confirmed, if sent by facsimile transmission.

    9. ATTORNEY'S FEES. If a dispute arises with respect to this Agreement, the party prevailing in any action or proceeding brought to resolve such dispute either by way of an adjudication or settlement, shall be entitled to recover all expenses, including without limitation, reasonable attorney's fees and expenses incurred in ascertaining such party's rights, or in enforcing such party's rights under this Agreement.

    10. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, oral or in writing, among the parties with respect to the subject matter of this Agreement.

    11. WAIVER. The failure or delay of any party to insist upon compliance of any provision hereof will not operate as and is not

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to be construed to be a waiver or amendment of the provision or of the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance.
Any express waiver of a breach of any provision of this Agreement will not operate and is not to be construed as a waiver of any subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances.

    12. AMENDMENTS. This Agreement may be amended only by written agreement signed by all parties.

    13. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto may not be assigned or transferred by any party without the prior written consent of the other parties.

    14. COUNTERPARTS. This Agreement may be executed in several counterparts and when so executed shall constitute one agreement.

    15. SECTION HEADINGS. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       U S A SKATE CO., INC.


                                       By _____________________________
                                          __________________, _________

                                       USA SKATE CORPORATION


                                       By _____________________________
                                          Michael S. Casazza, President

                                       CALIFORNIA PRO SPORTS, INC.


                                       By _____________________________
                                          Michael S. Casazza, President


                                         ______________________________
                                         Richard Amendola

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STATE OF NEW YORK)
                  SS.:
COUNTY OF NASSAU)

    On this ____ day of ________, 1996, before me appeared _______ __________
to me known, who, being by me duly sworn, did depose and say that he is the __________ of U S A Skate Co., Inc., a New York corporation with its principal office located at 7 Brayton Court, Commack, New York, the corporation described in and which executed the foregoing instrument and that he is authorized by the board of directors of said corporation to sign on behalf of said corporation.

                                       ______________________________
                                       Notary Public

STATE OF NEW YORK)
                  SS.:
COUNTY OF NASSAU)

    On this ____ day of ________, 1996, before me appeared Michael S. Casazza to me known, who, being by me duly sworn, did depose and say that he is the President of California Pro Sports, Inc. and USA Skate Corporation, each of which is a Delaware corporation with its principal office located at 8102 White Horse Road, Greenville, South Carolina, the corporations described in and which executed the foregoing instrument and that he is authorized by the board of directors of each said corporation to sign on behalf of said corporation.

                                       ______________________________
                                       Notary Public


STATE OF NEW YORK)
                  SS.:
COUNTY OF NASSAU)

    On this ____ day of ________, 1996, before me appeared Richard Amendola, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.

                                       ______________________________
                                       Notary Public

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